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                                 EXHIBIT 23(b)

                        CONSENT OF FISK & ROBINSON, P.C.
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                              ACCOUNTANTS' CONSENT



The Board of Directors
Compass Bancshares, Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


                              FISK & ROBINSON, P.C.



Dallas, Texas
December 16, 1997